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As filed with the Securities and Exchange Commission on December 21, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PHH CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

MARYLAND (State or other jurisdiction of incorporation or organization)	52-0551284 (I.R.S. Employer Identification Number)

3000 LEADENHALL ROAD
MT. LAUREL, NEW JERSEY 08054
(856) 917-1744
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William F. Brown, Esq.
Senior Vice President, General Counsel and Secretary
PHH Corporation
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(856) 917-1744
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Wm. David Chalk, Esq.
Penny J. Minna, Esq.
DLA Piper LLP (US)
6225 Smith Avenue
Baltimore, Maryland 21209
(410) 580-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common Stock, par value $0.01 per share(4)

Preferred Stock, $0.01 par value(4)

Debt Securities(4)

Warrants(4)(5)

Units(4)(5)

Total

(1)
Omitted pursuant to Form S-3 General Instruction II.E.

(2)
Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. An indeterminate aggregate offering price and number or amount of common stock, preferred stock, debt securities, warrants and units of the registrant is being registered as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, redemption, repurchase, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

(3)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

(4)
In addition to the securities issued directly under this registration statement, we are registering an indeterminate number of shares of common stock and preferred stock as may be issued upon conversion or exchange of the securities issued directly under this registration statement. No separate consideration will be received for any shares of common stock or preferred stock so issued upon conversion or exchange.

(5)
Includes warrants to purchase common stock, warrants to purchase preferred stock and warrants to purchase debt securities.

PROSPECTUS

PHH CORPORATION

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        We may from time to time in one or more offerings, offer to sell, issue and sell common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The preferred stock and debt securities may be convertible into or exercisable or exchangeable for common stock, preferred stock or our other securities.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. We may sell these securities to or through underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will set forth the names of any underwriters, dealers or agents, if any, in the accompanying prospectus supplement applicable to the sale of such securities. You should read carefully this prospectus and the applicable prospectus supplement before you make your investment decision.

        Where necessary, the applicable prospectus supplement will contain information about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement.

        Our common stock is listed on the New York Stock Exchange under the symbol "PHH."

        Investing in our securities involves risks. See "Risk Factors" beginning on page 6 of this prospectus, in the documents incorporated by reference and in any applicable prospectus supplement.

        This prospectus may not be used to offer or sell any securities unless it is accompanied by the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 21, 2015.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement or any related free writing prospectus may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find Additional Information."

        We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

        As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC's website at www.sec.gov or at the SEC's offices described below under the heading "Where You Can Find Additional Information." The reports we file with the SEC are also available on our corporate website at www.phh.com. The information contained on our corporate website is not part of this prospectus or any prospectus supplement.

SUMMARY

        This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under "Risk Factors" beginning on page 6, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. When used in this prospectus, the terms "PHH", "we", "our", "us" or the "Company" refer to PHH Corporation and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

Our Company

        We are a leading outsource provider of mortgage services. We conduct our business through two reportable segments: Mortgage Production and Mortgage Servicing. Our Mortgage Production segment originates, purchases and sells mortgage loans through our wholly-owned subsidiary PHH Mortgage Corporation. Our Mortgage Servicing segment services mortgage loans originated by PHH Mortgage and mortgage servicing rights purchased from others, and acts as a subservicer for certain clients that own the underlying mortgage servicing rights.

        Our principal offices are located at 3000 Leadenhall Road, Mount Laurel, New Jersey 08054 and our telephone number is (856) 917-1744.

SECURITIES WE MAY OFFER

        We may offer shares of common stock, shares of preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The specific amounts, prices and terms of any security will be described in the related prospectus supplement.

 RISK FACTORS

        Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks described in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and our Annual Report on Form 10-K for the year ended December 31, 2014, which are incorporated herein by reference, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act. Each of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or a part of your investment. See "Where You Can Find More Information" included elsewhere in this prospectus.

 SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements may also be made in other documents filed or furnished with the SEC.

        Generally, forward-looking statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as "expects," "anticipates," "intends," "projects," "estimates," "plans," "may increase," "may fluctuate" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could." These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, such statements could be affected by general industry and market conditions.

        Actual results, performance or achievements may differ materially from those expressed or implied in forward-looking statements due to a variety of factors, including but not limited to the factors listed and discussed in "Part II—Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, "Part II—Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and "Part I—Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014, which are incorporated by reference herein, and those factors described below:

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  our ability to successfully re-engineer our mortgage business, re-negotiate our private label agreements, and implement changes to meet our operational and financial objectives;

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  the effects of market volatility or macroeconomic changes on the availability and cost of our financing arrangements and the value of our assets;

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  the effects of changes in current interest rates on our business, the value of our mortgage servicing rights and our financing costs;

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  our decisions regarding the use of derivatives related to mortgage servicing rights, if any, and the resulting potential volatility of the results of operations of our business;

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  the impact of changes in the U.S. financial condition and fiscal and monetary policies, or any actions taken or to be taken by the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System on the credit markets and the U.S. economy;

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  the effects on our business of any further declines in the volume of U.S. home sales and home prices, due to adverse economic changes or otherwise;

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  the effects of any significant adverse changes in the underwriting criteria or the existence or the programs of government-sponsored entities, including Fannie Mae and Freddie Mac, including any changes caused by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other actions of the federal government;

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  the ability to maintain our status as a government sponsored entity-approved seller and servicer, including the ability to continue to comply with the respective selling and servicing guides;

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  the effects of changes in, or our failure to comply with, laws and regulations, including mortgage- and real estate-related laws and regulations, changes in the status of government sponsored-entities and changes in state, federal and foreign tax laws and accounting standards;

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  the effects of the outcome or resolutions of any inquiries, investigations or appeals related to our mortgage origination or servicing activities, any litigation related to our mortgage origination or servicing activities, or any related fines, penalties and increased costs, and the associated impact on our liquidity;

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  the ability to maintain our relationships with our existing clients, including our efforts to amend the terms of certain of our private label client agreements, and to establish relationships with new clients;

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  the effects of competition in our business, including the impact of consolidation within the industry in which we operate and competitors with greater financial resources and broader product lines;

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  the inability or unwillingness of any of the counterparties to our significant customer contracts or financing arrangements to perform their respective obligations under, or to renew on terms favorable to us, such contracts, or our ability to continue to comply with the terms of our significant customer contracts;

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  the impacts of our current credit ratings, including the impact on our cost of capital and ability to access the debt markets, as well as on our current or potential customers' assessment of our long-term stability;

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  the ability to obtain alternative funding sources for our mortgage servicing rights or servicing advances, or to obtain financing (including refinancing and extending existing indebtedness) on acceptable terms, if at all, to finance our operations or growth strategies, to operate within the limitations imposed by our financing arrangements and to maintain the amount of cash required to service our indebtedness and operate our business;

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  any failure to comply with covenants or asset eligibility requirements under our financing arrangements; and

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  the effects of any failure in or breach of our technology infrastructure, or those of our outsource providers, or any failure to implement changes to our information systems in a manner sufficient to comply with applicable laws, regulations and our contractual obligations.

        Forward-looking statements speak only as of the date on which they are made. Factors and assumptions discussed above, and other factors not identified above, may have an impact on the continued accuracy of any forward-looking statements that we make. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

 RATIO OF EARNINGS TO FIXED CHARGES

        We present below our ratio of earnings to fixed charges. For purposes of computing the ratio of earnings to fixed charges, (i) earnings represent income from continuing operations before income taxes, adjustments for equity method investments, and fixed charges, and (ii) fixed charges represents interest expense and the estimated interest portion of net rental expense.

		Year Ended December 31,
	Nine Months Ended September 30, 2015
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges(1)	—	—	1.71	—	—	1.21

(1)
The ratio of earnings to fixed charges was less than 1:1 for the nine months ended September 30, 2015 and year ended December 31, 2014, which was driven by Market-related fair value adjustments to our mortgage servicing rights, provisions for legal and regulatory reserves, charges related to early debt retirement and costs to re-engineer our business. The ratio was less than 1:1 for the years ended December 31, 2012 and 2011, which was primarily driven by unfavorable Market-related fair value adjustments to our mortgage servicing rights.

 USE OF PROCEEDS

        Except as described in any accompanying prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include the repayment or refinancing of indebtedness or the acquisition of complementary products or companies. When we offer a particular series of securities, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future revenue growth, if any, our future capital expenditures and the amount of cash required by our operations. Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.

SECURITIES WE MAY OFFER

        We may offer shares of common stock, shares of preferred stock, debt securities or warrants to purchase common stock, preferred stock or debt securities, or any combination of the foregoing, either individually or as units comprised of one or more of the other securities. The specific amounts, prices and terms of any security will be described in the related prospectus supplement.

 DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

        The following description of our common stock and preferred stock, together with any additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our common stock and the preferred stock that we may offer in offerings under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our Amended and Restated Articles of Incorporation, as amended, and Amended and Restated By-laws, as amended (filed as Exhibit 3.1 or 3.2, as applicable, to our Current Reports on Form 8-K filed on February 1, 2005, March 27, 2008, June 16, 2009, November 1, 2011, June 18, 2013, December 11, 2013, and December 21, 2015), which are exhibits to the registration statement that includes this prospectus. The terms of our common stock and preferred stock may also be affected by Maryland law.

Common Stock

        We are authorized to issue 273,910,000 shares of common stock, of which 59,849,250 shares were issued and outstanding as of October 29, 2015. The holders of our common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of stock classified or reclassified in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. The holders of our common stock do not have any right to cumulate votes in the election of directors.

        Subject to preferences that may be granted to the holders of any class of stock classified or reclassified in the future, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any class of stock classified or reclassified in the future may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

        Under the Maryland General Corporation Law, a Maryland corporation generally, including as described below regarding the power to issue additional shares of common stock and preferred stock, cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. A Maryland corporation may provide, however, in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of all the votes entitled to be cast.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

        We are authorized to issue 1,090,000 shares of preferred stock, none of which are issued and outstanding. Our board is authorized to classify or reclassify any unissued portion of our authorized shares of common stock or preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more classes or series, with the exact terms of each class or series established by our board.

Without seeking stockholder approval, our board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock.

        The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the articles of amendment or the articles supplementary relating to such series. A prospectus supplement relating to such series will specify the terms of the preferred stock of such series, including, but not limited to:

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  the distinctive designation and the maximum number of shares in the series;

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  the terms on which dividends, if any, will be paid;

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  the voting rights, if any, of the shares in the series;

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  the terms and conditions, if any, on which the shares in the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

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  the terms on which the shares in the series may be redeemed, if at all;

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  the liquidation preference, if any, and the rank of any such liquidation preference with respect to the liquidation preference, if any, of any other class or series of stock;

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  any applicable anti-dilution provisions to adjust the number of shares to be delivered upon conversion or exchange of the shares in the series into or for shares of any other class or series of stock; and

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  any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares in the series.

        The issuance of preferred stock may delay, deter or prevent a change in control.

        The description of preferred stock above and the description of the terms of a particular series of preferred stock in any prospectus supplement relating to such series are not complete. You should refer to the articles of amendment or the applicable articles supplementary relating to such series for complete information. The prospectus supplement will contain a description of U.S. federal income tax consequences relating to the preferred stock.

Possible Anti-Takeover Effects of Maryland Law and our Charter and By-laws

        Our charter and by-laws contain provisions that may make it more difficult for a third party to acquire control of us without the approval of our board of directors. In addition, provisions of the Maryland General Corporation Law may hinder or delay an attempted takeover of our company other than through negotiation with our board of directors. These provisions could discourage attempts to acquire us or remove our management even if some or a majority of our stockholders believe this action to be in their best interest, including attempts that might result in our stockholders' receiving a premium over the market price of their shares of our common stock.

        Number of Directors; Removal; Vacancies.    The number of directors on our board may only be altered by the action of a majority of our entire board of directors. Our directors are elected at each annual meeting to hold office until the next annual meeting of stockholders and until their successors are elected and qualify. Our charter provides that directors may be removed from office by stockholders only for cause, and then only by the vote of the holders of not less than two-thirds of the outstanding shares of stock entitled to vote generally in the election of directors. In addition, subject to the rights of the holders of any class of preferred stock then outstanding, vacancies created by an increase in the size of our board of directors or the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the directors then in office, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will hold office until the next annual meeting of stockholders and until a successor is elected and qualifies.

        Power to Issue Preferred Stock.    Our board of directors, without further action by the holders of our common stock, may issue shares of preferred stock from time to time and in one or more classes or series. Our board of directors is vested with authority to fix by resolution the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference of any class or series of shares of preferred stock, and to fix the number of shares constituting any such class or series.

        Power to Reclassify Shares of Our Stock.    Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock.

        Prior to issuance of shares of any class or series of stock classified or reclassified in the future, our board of directors is required by the Maryland General Corporation Law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms of conditions of redemption for such class or series.

        Power to Authorize Additional Shares of Common Stock and Preferred Stock.    Our board of directors, without any action by the stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class that we have authority to issue. We believe that the power to issue additional shares of our common stock or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise.

        Special Stockholders' Meetings.    Our by-laws provide that special meetings of stockholders, unless otherwise required by statute, may be called only by the board of directors or by our chairman or president, or by our stockholders only upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

        Advance Notice Provisions.    Our by-laws establish an advance written notice procedure for stockholders seeking to nominate candidates for election as directors at any annual meeting of stockholders and to bring business before an annual meeting of our stockholders. Our by-laws provide that only persons who are nominated by our board or by a stockholder who has given timely written notice to our secretary before the meeting to elect directors will be eligible for election as our directors. Our by-laws also provide that any matter to be presented at any meeting of stockholders must be presented either by our board or by a stockholder in compliance with the procedures in our by-laws. A stockholder must give timely written notice to our secretary of its intention to present a matter before an annual meeting of stockholders. Our board then will consider whether the matter is one that is appropriate for consideration by our stockholders under the Maryland General Corporation Law and the SEC's rules.

        Maryland Business Combination Act.    In addition to these provisions of our charter and by-laws, we are subject to the provisions of Maryland Business Combination Act which prohibits transactions between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, beneficially owns, directly or indirectly, 10% or more of a Maryland corporation's voting stock. These provisions could have the effect of delaying, preventing or deterring a change in control of our company or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

        Maryland Control Share Acquisition Act.    The Maryland Control Share Acquisition Act may deny voting rights to shares involved in an acquisition of one-tenth or more of the voting stock of a Maryland corporation. Our by-laws contain a provision exempting all shares of our capital stock from the control share acquisition statute to the fullest extent permitted by the Maryland General Corporation Law. However, our board of directors has the exclusive right to amend our by-laws and, subject to their fiduciary duties, could at any time in the future amend the by-laws to remove this exemption provision.

        Insurance Regulations Concerning Change of Control.    We are registered as an insurance holding company in the state of New York as a result of our wholly owned subsidiary, Atrium Insurance Corporation. New York insurance law requires regulatory approval of a change in control of an insurer or an insurer's holding company. Accordingly, there can be no effective change in control of us unless the person seeking to acquire control has filed a statement containing specified information with the New York state insurance regulators and has obtained prior approval. The measure for a presumptive change of control pursuant to New York law is the acquisition of 10% or more of the voting stock or other ownership interest of an insurance company or its parent. These laws may discourage potential acquisition proposals and may delay, deter or prevent a change in control of us, including through transactions, and in particular unsolicited transactions, that some or all of our stockholders might consider to be desirable.

 DESCRIPTION OF DEBT SECURITIES

        We may offer any combination of senior debt securities or subordinated debt securities. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will be unsecured obligations to repay advanced funds. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee. We filed the form for each type of indenture as an exhibit to the registration statement of which this prospectus is a part.

        We will describe the particular terms of any debt securities we may offer in a prospectus supplement. The following summaries of the debt securities and the indentures are not complete. We urge you to read the indentures and the description of the debt securities included in the applicable prospectus supplement.

General

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will be our unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated obligations. The debt securities will be issued under an indenture between us, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee. Unless we specify a different place in the applicable prospectus supplement, the principal of and interest, if any, on the debt securities will be payable at the corporate offices of the trustee.

        The indentures do not limit the aggregate principal amount of the debt securities or of any particular series of offered debt securities that we may issue and provides that debt securities may be issued thereunder from time to time in one or more series.

        A prospectus supplement relating to a particular series of debt securities will contain some or all of the following terms of the offered debt securities:

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  the title of the offered debt securities and the series of which the offered debt securities shall be a part;

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  any limit on the aggregate principal amount of the offered debt securities;

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  the price, expressed as a percentage of the aggregate principal amount thereof, at which the offered debt securities will be issued;

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  whether the debt securities are secured or unsecured, senior securities or subordinated securities, guaranteed or not guaranteed;

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  the date or dates on which the offered debt securities will mature or the manner in which such dates are determined;

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  the rate or rates, which may be fixed or variable, per annum at which the offered debt securities will bear interest, if any or, if applicable, the formula by which such interest will be calculated;

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  the date from which such interest, if any, on the offered debt securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the record dates for such interest payment dates, if any;

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  the dates, if any, on which and the price or prices at which the offered debt securities will, pursuant to any sinking fund provisions, be redeemed by us and the other detailed terms and provisions of such sinking funds;

  •
  the date, if any, after which and the price or prices at which the offered debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or the option of the holder thereof upon the occurrence of a change of control or otherwise and the other detailed terms and provisions of such optional redemption;

  •
  the denominations in which the offered debt securities are authorized to be issued;

  •
  whether any principal and/or interest of the offered debt securities is denominated in a currency other than U.S. dollars;

  •
  the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the offered debt securities;

  •
  if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

  •
  the provisions, if any, relating to any collateral provided for the offered debt securities;

  •
  covenants to which we or our subsidiaries may be subject;

  •
  any events of default, if not otherwise described below under "Events of Default";

  •
  the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock or other securities;

  •
  the place or places where principal and, if applicable, premium and interest, is payable;

  •
  the terms and conditions, if any, upon which any offered debt securities shall be subordinated in right of payment to other indebtedness of us; and

  •
  any other terms of the offered debt securities.

        Debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates may be issued under the indenture and offered and sold at a substantial discount from the principal amount thereof. Special federal income tax, accounting and other considerations applicable thereto will be described in any supplement relating to those debt securities. The senior debt securities are not subordinated in right of payment to any other indebtedness of us; see discussion below under "Subordination" for a description of the subordination provisions applicable to the subordinated debt securities. However, our right and the right of our creditors, including the holders of debt securities, under general equitable principles to participate in any distributions of assets of any subsidiary upon our liquidation or reorganization or otherwise is, unless we substantively consolidate with our subsidiaries, likely to be subject to the prior claims of creditors of the subsidiary, except to the extent that our claims as a creditor may be recognized.

        The debt securities will be issued only in fully registered form without coupons. Offered debt securities may be presented at the corporate offices of the trustee or as otherwise specified in a prospectus supplement for registration of transfer or exchange without service charge, but we may require payment to cover taxes or other governmental charges payable in connection therewith.

        We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

        We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock or other securities. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

No Protection in the Event of Change of Control

        The general provisions of the indentures do not afford holders of our debt securities protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of debt securities. Any covenants or other provisions providing for a put or increased interest or otherwise would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

        Unless we inform you otherwise in the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation Merger and Sale of Assets

        Unless we inform you otherwise in a prospectus supplement, we may consolidate or merge with or into any other person, and we may sell or transfer all or substantially all of our assets to another person, provided, among other things, that (a) either (i) we shall be the surviving person or (ii) the person formed by or resulting from any such consolidation or merger or the transferee of such assets shall be organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by supplemental indenture all of our obligations under the indenture and (b) immediately after giving effect to such transaction, the Company or its successor, as the case may be, would not be in default of any covenant or condition under the applicable indenture.

Events of Default

        Unless we provide other or substitute Events of Default in the applicable prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

  •
  default for a period of 30 days in payment of any interest on the debt securities of such series when due;

  •
  default in payment of principal of (or premium, if any, on) the debt securities of such series;

  •
  default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series, which default shall have continued unremedied for a period of 30 days;

  •
  default in performance of any other covenant in the applicable indenture with respect to a series of debt securities, continued for 90 days after written notice to us by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series; and

  •
  certain events of bankruptcy, insolvency or reorganization.

        If an event of default with respect to debt securities of any series shall occur and be continuing, the trustee or the holders of 25% in principal amount of the outstanding debt securities of such series may declare the principal and accrued interest of all of the debt securities of that series to be due and payable immediately. We will comply with applicable tender offer rules under the Exchange Act in the event that the occurrence of an event of default results in the repurchase of debt securities.

        The indenture provides that the trustee will, within 90 days after the occurrence of a default under the indenture, give to holders of the series of debt securities with respect to which a default has occurred notice of all uncured defaults known to it but, except in the case of a default in the payment of principal (including any sinking fund payment) or premium, if any, or interest on or redemption price (if called for redemption) of a series of debt securities with respect to which such default has occurred, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of such holders.

        The indenture contains a provision entitling the trustee, subject to the duty of such trustee during default to act with the required standard of care, to be indemnified by the holders of a series of debt securities with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of such holders. Subject to such right of indemnification, each indenture provides that the holders of a majority in principal amount of the outstanding debt securities of such series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.

        We will be required to furnish to the trustees annually a statement as to the fulfillment by us of all of our obligations under the indenture.

Modification and Waiver

        From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend an indenture or the debt securities of one or more series, or supplement an indenture, for certain specified purposes, including:

  •
  to evidence the succession of another corporation to the Company;

  •
  to add to the covenants of the Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power therein conferred upon the Company;

  •
  to add additional events of default;

  •
  to add to or change any provisions of the indenture to provide, change or eliminate any restrictions on the payment of principal of or premium, provided no such modification will materially and adversely affect the interests of holders of any debt securities;

  •
  to change or eliminate any provision of any indenture, provided no debt security outstanding of any series is entitled to the benefit of such provision;

  •
  to secure the debt securities;

  •
  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

  •
  to appoint a successor trustee under the indenture with respect to one or more series.

  •
  to add guarantors or co-obligors with respect to any series of securities or to release guarantors from their guarantees in accordance with the terms of the applicable series of debt securities;

  •
  to provide for uncertificated securities in addition to certificated securities;

  •
  to supplement any provisions as necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided no such modification will materially and adversely affect the interests of holders of any debt securities;

  •
  to prevent the authentication and delivery of additional series of debt securities;

  •
  to add to or change or eliminate any provision of an indenture as necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939; and

  •
  to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder.

        From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement an indenture or the debt securities of a series, or waive compliance in a particular instance by us with any provision of an indenture or the debt securities. Unless we inform you otherwise in the applicable prospectus supplement, we may not without the consent of each holder affected by such action, modify or supplement an indenture or the debt securities or waive compliance with any provision of an indenture or the debt securities in order to:

  •
  change the stated maturity date or the principal of, premium, if any, or any installment of interest (or any additional amount) on, any such debt security;

  •
  reduce the principal amount or rate of interest thereon;

  •
  change the redemption price, if applicable;

  •
  change the place or currency of payment of principal of or premium, if any, or interest on any debt security; impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof;

  •
  reduce the percentage of outstanding debt securities necessary to modify or amend the respective indentures;

  •
  modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default or compliance with certain restrictive provisions to less than a majority; or

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof.

Subordination

        The indebtedness evidenced by the subordinated debt securities and the payment of the principal of and premium, if any, and interest, if any, on each and all of the subordinated debt securities are subordinated in right of payment to the prior payment in full of senior indebtedness and, unless specifically designated as ranking junior to our other subordinated debt securities, rank equally with all of our other subordinated debt securities which have not been specifically designated as ranking junior to our other subordinated debt securities. We have not issued any subordinated debt ranking junior to the subordinated debt securities but we reserve the right to issue such junior subordinated debt.

        If we default in the payment of any senior indebtedness, unless and until such default shall have been cured or waived, no direct or indirect payment shall be made on account of the principal of and premium, if any, or interest, if any, on the subordinated debt securities, or in respect of any sinking fund for, or redemption, retirement or purchase or other acquisition of any of the subordinated debt securities.

        Unless we inform you otherwise in the applicable prospectus supplement, if any other event of default occurs with respect to any senior indebtedness, permitting the holders thereof to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived, no direct or indirect payment shall be made on account of the principal of, or premium, if any, or interest, if any, on any subordinated debt securities or in respect of any sinking fund for, or redemption, retirement, purchase or other acquisition of the subordinated debt securities, during any period of 90 days after written notice of such default shall have been given to us by any holder of senior indebtedness or during any period in which any judicial proceeding is pending in respect of such default and a notice of acceleration of the maturity of such senior indebtedness has been transmitted to us in respect of such default.

        In the event of: (1) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment or other similar proceeding relating to us, our creditors or our property; (2) any proceeding for the liquidation, dissolution or other winding up of us, whether voluntary or involuntary, whether or not involving bankruptcy proceedings; (3) any assignment by us for the benefit of creditors; or (4) any other marshalling of our assets, all senior indebtedness shall first be paid in full before any payment or distribution shall be made to any holder of subordinated debt securities.

        If any such payment or distribution to be paid to the holders of senior indebtedness shall be made to any holder of subordinated debt securities in contravention of the foregoing and before all of the senior indebtedness shall have been paid in full, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for applications to the payment of all senior indebtedness remaining unpaid.

        Unless we inform you otherwise in the applicable prospectus supplement, senior indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash equal to the amount of senior indebtedness then outstanding. Upon payment in full of all senior indebtedness, the holders of subordinated debt securities shall be subrogated to all rights of any holders of senior indebtedness to receive any further payments or distributions applicable to the senior indebtedness until all amounts owing on the subordinated debt securities shall have been paid in full, and such amounts or distributions which otherwise would be paid or distributed to the holders of senior indebtedness, shall, as between us and our creditors (other than the holders of senior indebtedness), on the one hand, and the holders of the subordinated debt securities, on the other hand, be deemed to be a payment by us on account of senior indebtedness and not on account of the subordinated debt securities.

Concerning the Trustee

        The Bank of New York Mellon Trust Company, N.A. acts as trustee under each of the senior debt indenture and the subordinated debt indenture. You should note that if the trustee becomes a creditor of ours, the indentures and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any "conflicting interest" within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

        The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

        We maintain general banking and credit relations with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business.

 DESCRIPTION OF WARRANTS

Warrant to Purchase Common Stock or Preferred Stock

        The following summarizes the terms of common stock warrants and preferred stock warrants we may issue. We urge you to read the detailed provisions of the stock warrant agreement that we will enter into with a stock warrant agent we select at the time of issue.

        General.    We may issue stock warrants evidenced by stock warrant certificates under a stock warrant agreement independently or together with any securities we offer by any prospectus supplement. If we offer stock warrants, we will describe the terms of the stock warrants in a prospectus supplement, including, but not limited to:

  •
  the offering price;

  •
  the number of shares of common or preferred stock purchasable upon exercise of one stock warrant and the initial price at which the shares may be purchased upon exercise;

  •
  if applicable, the designation and terms of the preferred stock purchasable upon exercise of the stock warrants;

  •
  the dates on which the right to exercise the stock warrants begins and expires;

  •
  material U.S. federal income tax consequences;

  •
  call provisions, if any;

  •
  whether holders may exercise the stock warrants on a cashless basis;

  •
  the currencies in which the offering price and exercise price are payable; and

  •
  if applicable, any anti-dilution provisions.

        Exercise of Stock Warrants.    You may exercise stock warrants by surrendering to the stock warrant agent the stock warrant certificate, which indicates your election to exercise all or a portion of the stock warrants evidenced by the certificate. You must pay the exercise price by cash or check when you surrender your stock warrant certificate. The stock warrant agent will deliver certificates evidencing duly exercised stock warrants to the transfer agent. Upon receipt of the certificates, the transfer agent will deliver a certificate representing the number of shares of common stock or preferred stock purchased. If you exercise fewer than all the stock warrants evidenced by any certificate, the stock warrant agent will deliver a new stock warrant certificate representing the unexercised stock warrants.

        No Rights as Stockholders.    Unless we inform you otherwise in the applicable prospectus supplement, holders of stock warrants will not be entitled to vote, to consent, to receive dividends or to receive notice as stockholders with respect to any meeting of stockholders, or to exercise any rights whatsoever as stockholders.

Warrants to Purchase Debt Securities

        The following summarizes the terms of the debt warrants we may offer. We urge you to read the detailed provisions of the debt warrant agreement that we will enter into with a debt warrant agent we select at the time of issue.

        General.    We may issue debt warrants evidenced by debt warrant certificates independently or together with any securities offered by any prospectus supplement. If we offer debt warrants, we will describe the terms of the warrants in a prospectus supplement, including, but not limited to:

  •
  the offering price, if any;

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants and the terms of the indenture under which the debt securities will be issued;

  •
  if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each debt security;

  •
  if applicable, the date on and after which the debt warrants and any related securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the debt warrants begins and expires;

  •
  material U.S. federal income tax consequences;

  •
  whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

  •
  whether holders may exercise the debt warrants on a cashless basis;

  •
  the currencies in which the offering price and exercise price are payable; and

  •
  if applicable, any anti-dilution provisions.

        You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may present debt warrant certificates for registration of transfer at the corporate trust office of the debt warrant agent, unless otherwise indicated in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, you will not have any of the rights of holders of debt securities, except to the extent that the consent of warrantholders may be required for certain modifications of the terms of an indenture or form of the debt security and the series of debt securities issuable upon exercise of the debt warrants. In addition, you will not receive payments of principal of and interest, if any, on the debt securities unless you exercise your debt warrant.

        Exercise of Debt Warrants.    You may exercise debt warrants by surrendering to the debt warrant agent the debt warrant certificate, with payment in full of the exercise price. Upon the exercise of debt warrants, the debt warrant agent will, as soon as practicable, deliver to you the debt securities in authorized denominations in accordance with your instructions and at your sole cost and risk. If you exercise fewer than all the debt warrants evidenced by any debt warrant certificate, the agent will deliver to you a new debt warrant certificate representing the unexercised debt warrants.

DESCRIPTION OF UNITS

        The following summarizes the terms of units that we may issue. We urge you to read the detailed provisions of the unit agreement that we will enter into with a unit agent we select at the time of issue.

General

        We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Common Stock and Preferred Stock," "Description of Debt Securities" and "Description of Warrants" will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

        We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

 PLAN OF DISTRIBUTION

        We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

  •
  to underwriters or dealers for resale to the public or to institutional investors;

  •
  directly to institutional investors;

  •
  directly to a limited number of purchasers or to a single purchaser;

  •
  through agents to the public or to institutional investors; or

  •
  through a combination of any of these methods of sale.

        The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities may be listed.

        If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

  •
  privately negotiated transactions;

  •
  at a fixed public offering price or prices, which may be changed;

  •
  in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

        If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        Each series of securities will be a new issue of securities and will have no established trading market and unless otherwise specified in the applicable prospectus supplement, we will not list any series of the securities on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

Fees and Commissions

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

 LEGAL MATTERS

        Certain legal matters relating to the offering of the securities offered hereby will be passed upon for us by DLA Piper LLP (US), Baltimore, Maryland. Counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

 EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of PHH Corporation's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our corporate website is located at www.phh.com, and our filings pursuant to Section 13(a) of the Exchange Act are available free of charge on our website under the tabs "Investors—SEC Reports" as soon as reasonably practicable after such filings are electronically filed with the SEC. The information contained on our corporate website is not part of this prospectus or any prospectus supplement. Interested readers may also read and copy any materials that we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C., 20549. Readers may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website site at www.sec.gov that contains our reports, proxy and information statements, and other information that we file electronically with the SEC.

        You should rely only upon the information provided in this prospectus or any prospectus supplement or incorporated herein or therein by reference. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or any prospectus supplement, including any information incorporated herein or therein by reference, is accurate as of any date other than that set forth on the front cover of this prospectus or any prospectus supplement.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are "incorporating by reference" certain documents that we have filed with the SEC under the Exchange Act, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any prospectus supplement or any subsequently filed document deemed incorporated by reference. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

  •
  Annual Report on Form 10-K for the year ended December 31, 2014 (filed with the SEC on February 27, 2015), including portions of our Definitive Proxy Statement on Schedule 14A (filed with the SEC on April 20, 2015) incorporated by reference therein;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 (filed with the SEC on May 7, 2015), June 30, 2015 (filed with the SEC on August 6, 2015) and September 30, 2015 (filed with SEC on November 5, 2015);

  •
  Current Reports on Form 8-K filed with the SEC on March 3, 2015, May 6, 2015 (Item 8.01 filing), May 22, 2015, June 8, 2015, June 15, 2015, June 16, 2015, December 14, 2015, December 17, 2015 and December 21, 2015; and

  •
  the descriptions of the common stock set forth in our registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating those descriptions.

        All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. Any statement contained in this prospectus, a prospectus supplement or a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus or any prospectus supplement except as so modified or superseded. Statements contained in this prospectus and any prospectus supplement as to the contents of any contract or other document referred to in this prospectus or any prospectus supplement do not purport to be complete, and, where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

        We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in that information). Requests should be directed to:

PHH Corporation
3000 Leadenhall Road
Mt. Laurel, NJ 08054
(856) 917-7405
Attention: Investor Relations

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the offering described in this Registration Statement. All amounts, except the SEC registration fee, are estimates:

Amount to be paid
SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee's and transfer agent's fees and expenses		**
Stock exchange listing fees		**
Rating agency fees		**
Printing and engraving costs		**
Miscellaneous		**

Total	$	**

*
To be deferred pursuant to Rule 456(b) of the Securities Act, and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.

**
These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers

        The General Corporation Law of the State of Maryland (the "MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. As further described below, PHH's Articles of Amendment and Restatement, as amended (the "Charter"), contains such a provision that eliminates personal liability for money damages to the fullest extent permitted by law.

        The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under the MGCL, however, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, and then only for expenses.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Pursuant to Article EIGHTH, Section (a)(5) of the Charter, directors and officers of PHH are indemnified as follows:

    The Corporation shall indemnify (A) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the MGCL now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by applicable law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

        Generally, in accordance with our Amended and Restated By-Laws, as amended (the "By-Laws"), a director or officer entitled to seek indemnification must deliver a written request to us and comply with the other indemnification procedures contained in the By-Laws.

        As permitted by the MGCL, Article EIGHTH, Section (a)(6) of the Charter limits the monetary liability of its directors and officers to PHH and its stockholders to the maximum extent permitted by Maryland law in effect from time to time. Article EIGHTH, Section (a)(6) of our Charter provides as follows:

    To the fullest extent permitted by applicable law, as amended or interpreted, no current or former director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

        PHH has entered into indemnification agreements with its directors and certain of its executive officers pursuant to which PHH has agreed, subject to certain exceptions, to indemnify and advance expenses and costs incurred by each director and each such officer in connection with any claims, suits or proceedings arising as a result of his or her service as a director or officer, to the maximum extent permitted by law, including third-party claims and proceedings brought by or in right of PHH.

        As permitted in accordance with Section 2-418(k) of the MGCL, PHH maintains a directors and officers liability insurance policy providing insurance for the directors and officers of PHH against certain liabilities asserted against them or incurred by them, including liabilities under the Securities Act and the Exchange Act.

Item 16.    Exhibits.

        A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

          (5)   (a)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

            (b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Laurel, State of New Jersey, on December 21, 2015.

PHH CORPORATION
By:	/s/ GLEN A. MESSINA
	Name:	Glen A. Messina
	Title:	President and Chief Executive Officer

        Each person whose signature appears below constitutes and appoints Glen A. Messina, Robert B. Crowl, and William F. Brown, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ GLEN A. MESSINA Glen A. Messina	President and Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2015
/s/ ROBERT B. CROWL Robert B. Crowl	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 21, 2015
/s/ MICHAEL R. BOGANSKY Michael R. Bogansky	Senior Vice President and Controller (Principal Accounting Officer)	December 21, 2015
/s/ JANE D. CARLIN Jane D. Carlin	Director	December 21, 2015

Signature	Title	Date

/s/ JAMES O. EGAN James O. Egan	Director	December 21, 2015
/s/ THOMAS P. GIBBONS Thomas P. Gibbons	Director	December 21, 2015
/s/ ALLAN Z. LOREN Allan Z. Loren	Director	December 21, 2015
/s/ GREGORY J. PARSEGHIAN Gregory J. Parseghian	Director	December 21, 2015
/s/ CHARLES P. PIZZI Charles P. Pizzi	Director	December 21, 2015
/s/ DEBORAH M. REIF Deborah M. Reif	Director	December 21, 2015
/s/ CARROLL R. WETZEL, JR. Carroll R. Wetzel, Jr.	Director	December 21, 2015

EXHIBIT INDEX

Exhibit No.	Description	Incorporation by Reference
1.1	Form of Underwriting Agreement	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and incorporated by reference, as appropriate.
3.1	Amended and Restated Articles of Incorporation	Incorporated by reference to Exhibit 3.1 to Company's Current Report on Form 8-K filed on February 1, 2005.
3.2	Articles Supplementary dated March 27, 2008	Incorporated by reference to Exhibit 3.1 to Company's Current Report on Form 8-K filed on March 27, 2008.
3.3	Articles of Amendment dated June 12, 2009	Incorporated by reference to Exhibit 3.1 to Company's Current Report on Form 8-K filed on June 16, 2009.
3.4	Articles of Amendment dated June 12, 2013	Incorporated by reference to Exhibit 3.1 to Company's Current Report on Form 8-K filed on June 18, 2013.
3.5	Amended and Restated By-Laws	Incorporated by reference to Exhibit 3.1 to Company's Current Report on Form 8-K filed on November 1, 2011.
3.6	First Amendment to the Amended and Restated By-Laws, effective June 12, 2013	Incorporated by reference to Exhibit 3.2 to Company's Current Report on Form 8-K filed on June 18, 2013.
3.7	Second Amendment to the Amended and Restated By-Laws, effective December 5, 2013	Incorporated by reference to Exhibit 3.1 to Company's Current Report on Form 8-K filed on December 11, 2013.
3.8	Third Amendment to the Amended and Restated By-Laws, effective December 17, 2015	Incorporated by reference to Exhibit 3.1 to Company's Current Report on Form 8-K filed on December 21, 2015.
4.1	Specimen Common Stock Certificate	Incorporated by reference to Exhibit 4.1 to Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 15, 2005.
4.2
See Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7 and 3.8 for provisions of the Amended and Restated Articles of Incorporation, as amended, Articles Supplementary and Amended and Restated By-Laws, as amended, of the registrant defining the rights of holders of common stock of the registrant.
Incorporated by reference to Exhibit 3.1 or 3.2, as applicable, to Company's Current Reports on Form 8-K filed February 1, 2005, March 27, 2008, June 16, 2009, November 1, 2011, June 18, 2013, December 11, 2013, and December 21, 2015, respectively.
4.3	Form of Senior Indenture	Filed herewith.
4.4	Form of Subordinated Indenture	Filed herewith.

Exhibit No.	Description	Incorporation by Reference
4.5	Form of Warrant	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and incorporated by reference, as appropriate.
4.6	Form of Unit Agreement	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and incorporated by reference, as appropriate.
4.7	Form of Articles Supplementary with respect to Preferred Stock	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and incorporated by reference, as appropriate.
5.1	Opinion of DLA Piper LLP (US)	Filed herewith.
12.1	Computation of Ratio of Earnings to Fixed Charges.	Filed herewith
23.1	Consent of Deloitte & Touche LLP	Filed herewith.
23.2	Consent of DLA Piper LLP (US)	Included in Exhibit 5.1.
24.1	Powers of Attorney	Included on signature page.
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. under the Senior Indenture	Filed herewith.
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. under the Subordinated Indenture	Filed herewith.